UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 April 14, 2003
                                (Date of report)


                              U.S. Biomedical Corp.
             (Exact Name of Registrant as Specified in its Charter)

                          Delaware 000-21178 13-3626613
       (State of Incorporation) (Commission File Number) (IRS Employer ID)


                         300 East 56th Street, Suite 30D
                            New York, New York 10022
                    (Address of principle executive offices)


                                 (212) 486-7666
              (Registrant's telephone number, including area code)


                          United Textiles & Toys, Inc.
          (Former name or former address, if changed since last report)

ITEM 4.  Change in Registrant's Certifying Accountant.

On April 14, 2003, Jerome Rosenberg, CPA, P.C. resigned as the U.S. Biomedical Corp.'s (the "Registrant") independent auditor. The resignation of Jerome Rosenberg, CPA, P.C. was not due to any discrepancies or disagreements between the Registrant and Jerome Rosenberg, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Since the resignation of Jerome Rosenberg, CPA, P.C., the Registrant has not retained an independent auditor to replace Jerome Rosenberg, CPA, P.C.


During the last two fiscal years ended March 31, 2002 and March 31, 2001 and through April 14, 2003, (i) there were no disagreements between the Registrant and Jerome Rosenberg, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Jerome Rosenberg, CPA, P.C. would have caused Jerome Rosenberg, CPA, P.C. to make reference to the matter in its reports on the Registrant's financial statements, and (ii) Jerome Rosenberg, CPA, P.C.'s report on the Registrant's financial statements was modified by the inclusion of an explanatory paragraph addressing the ability of the Registrant to continue as a going concern. During the last two most recent fiscal years ended March 31, 2002 and March 31, 2001 and through April 14, 2003, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.


The Registrant has requested that Jerome Rosenberg, CPA, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated July 1, 2003, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 5.  Other Events.

Inability to Provide Audited Financial Statements and File Reports Pursuant to the Securities Exchange Act of 1934

As a result of the Registrants's recent change in management as described below and the absence of funding, the Registrant does not expect to replace Jerome Rosenberg, CPA, P.C. by retaining another certifying accountant in the immediate future. Accordingly, the Registrant does not have an independent certified accountant to perform audits of the Registrant's financial statements for the upcoming reporting periods. In addition, as a result of the Registrant's lack of sufficient funds, it does not expect to file the reports required under the Securities Exchange Act of 1934 in the immediate future.

Guilty Plea Involving the Registrant's Chief Executive Officer

In August 2001, the United States Attorney's Office for the Eastern District of New York of the United States District Court issued an indictment against eleven individuals and Ilan Arbel, the Registrant's President. The indictment charged Mr. Arbel with violations related to the issuance, sale and purchase of securities, including the securities of Multimedia Concepts International, Inc., which is the majority owner of the Registrant's outstanding shares of common stock.

Specifically, Mr. Arbel was named in 13 counts of a 51-count indictment. Mr. Arbel was charged with one count of conspiracy to commit securities fraud; two counts of securities fraud; one count of conspiracy to commit money laundering; one count of conspiracy to engage in unlawful monetary transactions; and eight counts of money laundering.

In June 2003, Mr. Arbel pled guilty to the allegations and his sentence is pending. Resolution of this matter could adversely impact the value of the Registrant's securities, and will prevent Mr. Arbel form rendering services to, or continuing his affiliation with the Registrant.

ITEM 6.  Resignations of Registrant's Directors.

Effective July 3, 2003, Mr. Ilan Arbel resigned as Chief Executive Officer, President and Director of the Registrant. The resignation was due to Mr. Arbel's guilty plea in connection with the above described 51-count indictment for among other items, securities fraud and money laundering, as well as his pending sentence. Rivka Arbel, Mr. Arbel's sister-in-law, will replace Mr. Arbel as the Registrant's Chief Executive Officer and President. Rivka Arbel will continue as Vice President and as a Director of the Registrant.

ITEM 7(c).  Exhibits.

Exhibit 16.1 Letter from Jerome Rosenberg, CPA, P.C., dated July 1, 2003, regarding their resignation as the Registrant's certifying accountant.

                                    SIGNATURE

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                           U.S. Biomedical Corp.
                                                           (Registrant)



Date: July 2, 2003                                    /S/ Ilan Arbel
                                                      _________________________
                                                      By: Ilan Arbel
                                                      Chief Executive Officer